EXHIBIT 99.2
SCHEDULE 13D JOINT FILING AGREEMENT
     In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Affordable Residential Communities, Inc., a Maryland corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of the date set forth below.
Date: October 13, 2006

GERALD J. FORD
By:	/s/ Gerald J. Ford
	Name:	Gerald J. Ford

ARC DIAMOND, LP By: ARC Diamond GP, Inc., its general partner
By:	/s/ Gerald J. Ford
	Name:	Gerald J. Ford
	Title:	President

HUNTER’S GLEN/FORD, LTD. By: Ford Diamond Corporation, its general partner
By:	/s/ Gerald J. Ford
	Name:	Gerald J. Ford
	Title:	President

By:	/s/ Gerald J. Ford
Gerald J. Ford,
its general partner

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